             As filed with the Securities and Exchange Commission
                               on June 28, 1996
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            SS&C TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               06-1169696
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

705 BLOOMFIELD AVENUE, BLOOMFIELD, CONNECTICUT            06002
     (Address of Principal Executive Offices)          (Zip Code)

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JOHN A. BURGESS
                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS  02109
                    (Name and address of agent for service)

                                 (617) 526-6000
         (Telephone number, including area code, of agent for service)

==================================================================================================

                                CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                 PROPOSED
                                       PROPOSED MAXIMUM          MAXIMUM               AMOUNT OF
 TITLE OF SECURITIES   AMOUNT TO BE   OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
  TO BE REGISTERED      REGISTERED          SHARE                 PRICE                  FEE
- --------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value            200,000          $15.75(1)           $3,150,000(1)            $1,087
- --------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 24, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.
================================================================================

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1996 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on May 3, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation) provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breaches of fiduciary duty.

          Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

          Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met and must be made if the director or officer was successful, on the merits or otherwise, in defense of the matter. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

          Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and other expenses actually and reasonably incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be been made with respect to any matter as to which such person shall have adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.


Item 8.   Exhibits
          --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings
          ------------

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth
          in the Registration Statement.   Notwithstanding the foregoing, any
          increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the
     --------  -------
Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut, on June 28, 1996.


                                        SS&C TECHNOLOGIES, INC.



                                        By:  /s/ William C. Stone
                                             -------------------------
                                             William C. Stone
                                             President, Chief Executive
                                             Officer and Chairman of the
                                             Board of Directors



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of SS&C Technologies, Inc. hereby severally constitute William C. Stone, John S. Wieczorek and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable SS&C Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                               Title                              Date
        ---------                               -----                              ----
/s/William C. Stone                       President, Chief           )
- --------------------------------                                     )
William C. Stone                          Executive Officer and      )
                                          Chairman of the            )
                                          Board of Directors         )
                                          (Principal Executive       )
                                          Officer)                   )
                                                                     )
/s/ John S. Wieczorek                     Vice President, Chief      )
- --------------------------------                                     )
John S. Wieczorek                         Financial Officer and      )
                                          Treasurer (Principal       )
                                          Financial and              )
                                          Accounting Officer)        )
                                                                     )        June 28, 1996
/s/ Peter L. Bloom                              Director             )
- --------------------------------                                     )
Peter L. Bloom                                                       )
                                                                     )
/s/ Shane A. Chalke                             Director             )
- --------------------------------                                     )
Shane A. Chalke                                                      )
                                                                     )
/s/ David W. Clark, Jr.                         Director             )
- --------------------------------                                     )
David W. Clark, Jr.                                                  )
                                                                     )
/s/ John B. Clinton                             Director             )
- --------------------------------                                     )
John B. Clinton                                                      )
                                                                     )
/s/ Joseph H. Fisher                            Director             )
- --------------------------------                                     )
Joseph H. Fisher                                                     )
                                                                     )
/s/ William E. Ford                             Director             )
- --------------------------------                                     )
William E. Ford                                                      )
                                                                     )
                                                Director             )
- --------------------------------                                     )
William W. Wyman                                                     )

                                 EXHIBIT INDEX
                                 -------------

 Exhibit
  Number                         Description
  ------                         -----------
4/(1)/      Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant

5           Opinion of Hale and Dorr

23.1        Consent of Hale and Dorr (included in Exhibit 5)

23.2        Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included on the signature page of this Registration Statement)







_______________________

/1/ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-3094).